[Dated: ___________, 2006]



                       AQUILA THREE PEAKS HIGH INCOME FUND
                            SHAREHOLDER SERVICES PLAN

1. The Plan. This Shareholder Services Plan (the "Plan") is the written plan of AQUILA THREE PEAKS HIGH INCOME FUND (the "Fund"), adopted to provide for the payment by the Level-Payment Class and the Financial Intermediary Class shares of the Fund of "service fees" within the meaning of Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. This Plan applies only to the Level-Payment Class ("Class C") and the Financial Intermediary Class ("Class I") of shares of the Fund (regardless of whether such class is so designated or is redesignated by some other name).

Provisions for Level-Payment Class Shares (Part I)

2. Definitions. As used in Part I of this Plan, "Qualified Recipients" shall mean broker-dealers or others selected by Aquila Distributors, Inc. (the "Distributor"), including but not limited to the Distributor and any other principal underwriter of the Fund, who have, pursuant to written agreements with the Fund or the Distributor, agreed to provide personal services to Level-Payment shareholders and/or maintenance of Level-Payment shareholder accounts. "Qualified Holdings" shall mean, as to any Qualified Recipient, all Level-Payment Shares beneficially owned by such Qualified Recipient's customers, clients or other contacts. "Administrator" shall mean Aquila Investment Management LLC, or any successor serving as administrator of the Fund.

3. Certain Payments Permitted. Subject to the direction and control of the Board of Trustees of the Fund, the Fund may make payments ("Service Fees") to Qualified Recipients, which Service Fees (i) may be paid directly or through the Distributor or shareholder servicing agent as disbursing agent and (ii) may not exceed, for any fiscal year of the Fund (as adjusted for any part or parts of a fiscal year during which payments under this Part I of the Plan are not accruable or for any fiscal year which is not a full fiscal year) 0.25 of 1% of the average annual net assets of the Fund represented by the Level-Payment Class of shares. Such payments shall be made only out of the Fund assets allocable to the Level-Payment Shares. The Distributor shall have sole authority with respect to the selection of any Qualified Recipient or Recipients and the amount of Service Fees, if any, paid to each Qualified Recipient, provided that the total such Service Fees paid to all Qualified Recipients may not exceed the amount set forth above and provided, further, that no Qualified Recipient may receive more than 0.25 of 1% of the average annual net asset value of Level-Payment Shares sold by such Recipient. The Distributor is authorized, but not directed, to take into account, in addition to any other factors deemed relevant by it, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient and (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area with respect to holders of Level-Payment Shares, including without limitation, any or all of the following activities: answering customer inquiries regarding account status and history, and the manner in which purchases and redemptions of shares of the Fund may be effected; assisting shareholders in designating and changing dividend options, account designations and addresses; providing necessary personnel and facilities to establish and maintain shareholder accounts and records; assisting in processing purchase and redemption transactions; arranging for the wiring of funds; transmitting and receiving funds in connection with customer orders to purchase or redeem shares; verifying and guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder designated accounts; and providing such other related services as the Distributor or a shareholder may request from time to time. Notwithstanding the foregoing two sentences, a majority of the Independent Trustees (as defined below) may remove any person as a Qualified Recipient. Amounts within the above limits accrued to a Qualified Recipient but not paid during a fiscal year may be paid thereafter; if less than the full amount is accrued to all Qualified Recipients, the difference will not be carried over to subsequent years.

Provisions for Financial Intermediary Class Shares (Part II)

4. Definitions. As used in Part II of this Plan, "Qualified Recipients" shall mean broker-dealers or others selected by Aquila Distributors, Inc. (the "Distributor"), including but not limited to the Distributor and any other principal underwriter of the Fund, who have, pursuant to written agreements with the Fund or the Distributor, agreed to provide personal services to Financial Intermediary shareholders, maintenance of Financial Intermediary shareholder accounts and/or pursuant to specific agreements entering of confirmed purchase orders on behalf of customers or clients. "Qualified Holdings" shall mean, as to any Qualified Recipient, all Financial Intermediary Shares beneficially owned by such Qualified Recipient's customers, clients or other contacts. "Administrator" shall mean Aquila Investment Management LLC, or any successor serving as administrator of the Fund.

5. Certain Payments Permitted. Subject to the direction and control of the Board of Trustees of the Fund, the Fund may make payments ("Service Payments") to Qualified Recipients, which Service Payments (i) may be paid directly or through the Distributor or shareholder servicing agent as disbursing agent and (ii) may not exceed, for any fiscal year of the Fund (as adjusted for any part or parts of a fiscal year during which payments under this Part II of the Plan are not accruable or for any fiscal year which is not a full fiscal year) 0.25 of 1% of the average annual net assets of the Fund represented by the Financial Intermediary Class of shares. Such payments shall be made only out of the Fund assets allocable to the Financial Intermediary Shares. The Distributor shall have sole authority with respect to the selection of any Qualified Recipient or Recipients and the amount of Service Payments, if any, paid to each Qualified Recipient, provided that the total such Service Payments paid to all Qualified Recipients may not exceed the amount set forth above and provided, further, that no Qualified Recipient may receive more than 0.25 of 1% of the average annual net asset value of such Recipient's Qualified Holdings. The Distributor is authorized, but not directed, to take into account, in addition to any other factors deemed relevant by it, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient and (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area with respect to holders of Financial Intermediary Shares, including without limitation, (i) activities relating to sub-accounting and record-keeping, including the providing of necessary personnel and facilities to establish and maintain shareholder accounts and records, and (ii) activities relating to account service, such as assisting shareholders in designating and changing dividend options, account designations and addresses; answering customer inquiries regarding account status and history and the manner in which purchases and redemptions of shares of the Fund may be effected; transmitting and receiving funds in connection with customer orders to purchase or redeem shares, including, where appropriate, arranging for the wiring of funds; assisting in processing purchase and redemption transactions; and verifying and guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder designated accounts. Notwithstanding the foregoing two sentences, (a) a majority of the Independent Trustees (as defined below) may remove any person as a Qualified Recipient and (b) no fees shall be paid pursuant to this Plan for activities primarily intended to result in the sale of shares of the Fund or to finance sales or sales promotion expenses.(1) In addition, fees paid under this Plan shall be subject to such further limits as may be necessary for the Financial Intermediary Class of shares to qualify as a "no-load" class for purposes of the Conduct Rules of the National Association of Securities Dealers, Inc.(2) Amounts within the above limits accrued to a Qualified Recipient but not paid during a fiscal year may be paid thereafter; if less than the full amount is accrued to all Qualified Recipients, the difference will not be carried over to subsequent years.

General Provisions (Part III)
6. Reports. While this Plan is in effect, the Fund's Distributor shall report at least quarterly to the Fund's Trustees in writing for their review on the following matters: (i) all Service Fees and Service Payments paid under the Plan, the identity of the Qualified Recipient of each payment, and the purposes for which the amounts were expended; and (ii) all fees of the Fund to the Distributor paid or accrued during such quarter. In addition, if any Qualified Recipient is an "affiliated person," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Fund, the Administrator, the Distributor, or the investment adviser or sub-adviser of the Fund, such person shall agree to furnish to the Distributor for transmission to the Board of Trustees of the Fund an accounting, in form and detail satisfactory to the Board of Trustees, to enable the Board of Trustees to make the determinations of the fairness of the compensation paid to such affiliated person, not less often than annually.

7. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved by a vote of the Trustees, including those Trustees who, at the time of such vote, were not "interested persons" (as defined in the 1940 Act) of the Fund and had no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Independent Trustees"), with votes cast in person at a meeting called for the purpose of voting on this Plan. It is effective as of the date first above written and will continue in effect for a period of more than one year from such date only so long as such continuance is specifically approved at least annually as set forth in the preceding sentence. It may be amended in like manner and may be terminated at any time by vote of the Independent Trustees.

8. Additional Terms and Conditions.

(a) This Plan shall also be subject to all applicable terms and conditions of Rule 18f-3 under the 1940 Act as now in force or hereafter amended.

(b) While this Plan is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund, as that term is defined in the 1940 Act, shall be committed to the discretion of such disinterested Trustees. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Trustees.

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    (1)In particular, no fees shall be paid, or be deemed to have been paid, for any of the listed activities to the extent that such payments are deemed by the Independent Trustees to be so intended.
    (2) On the effective date of this Plan, such limitation is as follows: fees paid under the Plan that satisfy the definition of "service fees" in Rule
2830(d) of the Conduct Rules of the National Association of Securities Dealers, Inc. may not exceed an amount equal to the difference between (i) 0.25 of 1% of the average annual net assets of the Fund represented by the Financial Intermediary Class of shares and (ii) the amount paid from the assets of the Financial Intermediary Class under the Distribution Plan of the Fund. Where necessary or appropriate, the Independent Trustees, or such appropriate officer or officers of the Fund as they may designate, shall, with the advice of counsel, determine what fees paid under this Plan are to be deemed "service fees." Nevertheless, it is understood that, as a general matter, fees allocable to activities in category (i) above -- sub-accounting and record-keeping -- are not "service fees," while fees allocable to activities in category (ii) -- account service -- are "service fees." In like manner, allocation of payments among activities shall also be determined by the Independent Trustees or their delegates.